United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to Rule 14a-12

REGADO BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REGADO BIOSCIENCES, INC.

120 Mountain View Boulevard

Basking Ridge, New Jersey 07920

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 12, 2014

To the Stockholders of

Regado Biosciences, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Regado Biosciences, Inc. (the “Company”) will be held at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807, on Thursday, June 12, 2014, beginning at 9:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

1.	To elect three director nominees to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2017;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement;

4.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and

5.	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 28, 2014 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held on June 12, 2014 at the Bridgewater Marriott, 700 Commons Way,

Bridgewater, New Jersey 08807.

This proxy statement and the annual report to stockholders for the fiscal year ended December 31, 2013 are available at www.proxyvote.com.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet, or, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

/s/ David J. Mazzo, Ph.D.
David J. Mazzo, Ph.D.
Chief Executive Officer

May 5, 2014

Basking Ridge, New Jersey

REGADO BIOSCIENCES, INC.

120 MOUNTAIN VIEW BOULEVARD

BASKING RIDGE, NEW JERSEY 07920

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSAL 1: TO ELECT THREE DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2017 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	7
Class I Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting	7
Class II Directors Continuing in Office until the 2015 Annual Meeting	9
Class III Directors Continuing in Office until the 2016 Annual Meeting	10
Corporate Governance Matters	11
Board Committees	12
Board Leadership Structure and Role in Risk Oversight	17
Stockholder Communications	18
Code of Business Conduct and Ethics	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	21
Summary Compensation Table	21
Employment Agreements, Severance and Change in Control Arrangements	22
Outstanding Equity Awards at Year End—2013	24
Equity Compensation Plans	24
DIRECTOR COMPENSATION	29
Non-Employee Director Compensation Policy	29
Director Compensation Table—2013	30
REPORT OF THE AUDIT COMMITTEE	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
Section 16(a) Beneficial Ownership Reporting Compliance	35
Transactions with Related Persons	35
PROPOSAL 2: RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014	41
Principal Accountant Fees and Services	41
Pre-Approval Policies and Procedures	41
Attendance at Annual Meeting	42
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	43
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION	44
STOCKHOLDER PROPOSALS	45
ANNUAL REPORT	45
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	45
OTHER MATTERS	47

-i-

REGADO BIOSCIENCES, INC.

120 MOUNTAIN VIEW BOULEVARD

BASKING RIDGE, NEW JERSEY 07920

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on Thursday, June 12, 2014 at 9:00 a.m. local time, at the Bridgewater Marriott, located at 700 Commons Way, Bridgewater, New Jersey 08807, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Regado Biosciences, Inc. (the “Board”). As used in this Proxy Statement, references to “we”, “us”, “our”, “Regado” and the “Company” refer to Regado Biosciences, Inc. and its consolidated subsidiaries.

The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about May 5, 2014.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about May 5, 2014 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 12, 2014 at 9:00 a.m. local time at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807. If you are a stockholder of record, you must bring proof of identification. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must request and obtain a valid proxy from your broker or other agent.

Directions to the Annual Meeting may be found at http://www.marriott.com/hotels/fact-sheet/travel/sosbw-bridgewater-marriott/. Marriott’s website and the information contained therein are not incorporated into this proxy statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 28, 2014, which is the record date, will be entitled to vote at the annual meeting. On the record date, there were 33,606,727 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 28, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 28, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

1.	Election of three director nominees to serve as Class I directors for a three-year term expiring at the annual meeting of stockholders in 2017;

2.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3.	Approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement; and

4.	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed printed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 11, 2014 to be counted.

•	To vote through the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 11, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instructions form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock owned by you as of the record date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the enclosed proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether The NASDAQ Stock Market (“NASDAQ”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of The NASDAQ Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3 or 4, without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for Class I director, “For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, “For” the advisory approval of executive compensation and for “One Year” as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of your proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2015, to the Secretary at Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 14, 2015 nor earlier than the close of business on February 12, 2015; provided, however, that in the event that the date of the 2015 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2014 Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the later of (a) the close of business on the ninetieth (90th) day prior to such annual meeting, or (b) the tenth (10th) day following the day on which we make a public announcement of the date of such meeting. You are also advised to review our Bylaws, which contain additional requirements about advance notice and content of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1 to elect directors, “For” and “Withhold” votes and broker non-votes; with respect to Proposal No. 4 regarding the frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of every “1 year,” “2 years” and “3 years,” abstentions and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NASDAQ to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote	Withheld votes will have no effect	None

2	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2014	“For” votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Against	None*

3	Advisory approval of the compensation of our named executive officers	“For” votes from the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Against	None

4	Advisory vote on the frequency of stockholder advisory votes on executive compensation	The frequency receiving the votes of the holders of shares representing a majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Against each proposed frequency	None

*	Broker non-votes will have no effect; however, Proposal 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholder holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 33,606,727 shares outstanding and entitled to vote. Thus, the holders of 16,803,364 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders for the fiscal year ended December 31, 2013 are available at www.proxyvote.com.

PROPOSAL 1: TO ELECT THREE DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2017 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2014. Each of the nominees listed below, except for Andrew J. Fromkin, is currently a director of the Company. Mr. Fromkin was recommended for nomination to the Company’s Board by P. Sherrill Neff, one of our directors. Additionally, Dr. Mazzo was originally recommended for election by the nominating and corporate governance committee at the time that Dr. Mazzo was hired as our chief executive officer and Mr. Treu was originally recommended for election by Domain Partners, one of our stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2017 annual meeting of stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the three nominees named below. The three director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. Raphaël Wisniewski, a current Class I director whose term expires at the Annual Meeting, has informed us that travelling from his home and principal business location in France to our board meetings has become burdensome, and as a result, he would like to retire effective as of the Annual Meeting and not stand for reelection. Our nominating and corporate governance committee has decided to nominate Mr. Fromkin for election to our board of directors in place of Mr. Wisniewski. His decision to retire is not due to any disagreements with us on any of our operations, policies or practices.

Class I Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting

The following table sets forth the name, age, position and tenure of each of our Class I directors who are up for re-election at the 2014 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
David J. Mazzo, Ph.D.	57	Chief Executive Officer and Director	2008
Jesse Treu, Ph.D.	67	Director	2005
Andrew J. Fromkin	47	Director	Newly nominated

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance to, in the case of Mr. Fromkin, recommend Mr. Fromkin as a nominee or, in the case of the other nominees, believe that that such nominee should continue to serve on the Board. However, each of the members of the nominating and corporate governance may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

David J. Mazzo, Ph.D. has served as our chief executive officer and as a member of our board of directors since August 2008. Dr. Mazzo has almost 30 years of experience in the pharmaceutical industry. Prior to joining Regado, from March 2007 to April 2008, he was president, chief executive officer and a director of Æterna Zentaris, Inc., a publicly held international biopharmaceutical company. From 2003 until 2007, Dr. Mazzo served as president, chief executive officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. Dr. Mazzo has also held senior management and executive positions in research and development and was a director of the Essex Chimie European subsidiary at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc.; Hoechst Marion Roussel, Inc., the US subsidiary of Hoechst AG, which was subsequently acquired by Sanofi, a multinational pharmaceuticals company; and Rhone-Poulenc Rorer, Inc., a subsidiary of Rhone-Poulene SA, a French pharmaceuticals company, which was subsequently acquired by Hoechst AG. He currently serves on the boards of directors of pSivida Corp., a publicly held biotechnology company, in the role of non-executive chairman, and Avanir Pharmaceuticals, Inc., a publicly held biopharmaceutical company. Dr. Mazzo earned a B.A. in the Honors Program (Interdisciplinary Humanities) and a B.S. in Chemistry from Villanova University. In addition, Dr. Mazzo received his M.S. in chemistry and his Ph.D. degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland. We believe Dr. Mazzo possesses specific attributes that qualify him to serve as a member of our board of directors, including his insight and experience as our chief executive officer, which brings historic knowledge, operational expertise and continuity to our board of directors, his experience as chief executive officer and in other senior management roles at other pharmaceutical and biotechnology companies and his service on other boards of directors in the biopharmaceutical industry.

Jesse Treu, Ph.D. has served as a member of our board of directors since July 2005. Dr. Treu has been a Partner of Domain Associates since its inception in 1985. He has been a director of 35 early-stage healthcare companies, 22 of which have so far become successful public companies. Present board memberships include Afferent Pharmaceuticals, Aldeyra Therapeutics, CoLucid Pharmaceuticals, RightCare Solutions, Inc., Tandem Diabetes Care, Veracyte and Xagenic, Inc. He has served as a founder, president and chairman of numerous venture stage companies. Prior to the formation of Domain, Dr. Treu was vice president of the predecessor organization to The Wilkerson Group, and its venture capital arm, CW Ventures. While at CW Ventures, he served as president and CEO of Microsonics, a pioneer in computer image processing for cardiology. Previous to that, Dr. Treu held executive positions at Technicon Instruments Corporation (now Siemens Medical Solutions Diagnostics) and at GE. He received his B.S. in physics from Rensselaer Polytechnic Institute and his M.A. and Ph.D. in physics from Princeton University. We believe that Dr. Treu possesses specific attributes that qualify him to serve on our board of directors including Dr. Treu’s extensive management and board experience in the healthcare industry.

Andrew J. Fromkin is newly nominated to our board of directors and, if elected by the stockholders, shall replace Mr. Wisniewski as a Class I director. Mr. Fromkin has been acting as a consultant and advisor to a variety of healthcare businesses since April 2011. Previously, Mr. Fromkin served as President, CEO and Director of Clinical Data, Inc., or Clinical Data, a biopharmaceutical and personalized medicine company previously listed on NASDAQ, from May 2006 until Clinical Data was acquired by Forest Laboratories, Inc. in April 2011. He also served as Executive Vice President of Clinical Data before that starting in October 2005. Prior to Clinical Data, Mr. Fromkin held senior management roles at leading and emerging healthcare companies, including as President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products that was acquired by Quantros, Inc., and served as President, Chief Executive Officer, and Director of Endo Surgical Devices, Inc., an early stage surgical device developer. Mr. Fromkin spent most of the 1990s in two leadership roles with the industry’s leading prescription benefit management company, Medco which became Merck-Medco Managed Care, LLC, a wholly owned subsidiary of Merck & Co., Inc. These leadership roles included Vice President, Business Development (a Corporate Development function from 1995-2000) and prior to that, Vice President, Sales to major health insurer, employer and government accounts. Mr. Fromkin began his career at Health Information Technologies, a leader in the then emerging field of electronic data interchange. There he held various positions including General Manager of MCA (a wholly owned subsidiary of Health Information Technologies) and Director, Marketing and Payer Alliances for the parent company. Mr. Fromkin holds a BA in Biology, pre-medical curriculum, from Brandeis University, cum laude. We believe that Mr. Fromkin should serve as a director based upon his extensive operational, corporate development, commercial and senior management experience in the healthcare industry, including serving in senior management and director roles for public and private companies in our industry. Mr. Fromkin has over 25 years of leadership experience in major areas of the healthcare industry with an emphasis in the life sciences, biopharmaceutical, and healthcare services sectors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE CLASS I DIRECTOR NOMINEES.

Class II Directors Continuing in Office until the 2015 Annual Meeting

B. Jefferson Clark has served as a member of our board of directors since 2004. Mr. Clark co-founded The Aurora Funds, Inc., or Aurora in 1994 and currently serves as the managing partner of Aurora. He works primarily with Aurora’s life sciences portfolio. Mr. Clark currently serves on the boards of several of Aurora’s private life science portfolio companies. Prior to forming Aurora, Mr. Clark spent 13 years working in development and external affairs for Duke University. Mr. Clark holds a B.S. in Mechanical Engineering from Duke University and an M.B.A. from the Fuqua School of Business at Duke University. We believe that Mr. Clark possesses specific attributes that qualify him to serve on our board of directors including a significant understanding of corporate governance issues and the manner in which a board should operate due to his experience serving on the board for over a dozen early stage life science companies and member of the audit committee for several companies. Mr. Clark is 57 years old.

Anton Gopka has served as a member of our board of directors since December 2012. Mr. Gopka is a managing director of D-Pharma, the management company of RusnanoMedInvest, LLC, or RMI, a Russia-based pharmaceutical venture capital firm, founded by RUSNANO State Corporation. Mr. Gopka currently serves on the boards of several of RMI’s portfolio companies. In December 2010, Mr. Gopka founded ParaClassics, a privately held classical music internet media portal where he serves as managing partner. Previously, from October 2010 to April 2011, Mr. Gopka was a vice president for mergers and acquisitions at Barclays Capital, LLC, a subsidiary of Barclays PLC. Prior to Barclays Capital, from October 2008 to October 2010, he was director of mergers and acquisitions at Sistema JSFC. Previously, from April 2006 to October 2008, Mr. Gopka worked at Dresdner Kleinwort, an investment bank, where he advised on a number of M&A and capital markets transactions. Mr. Gopka received a Master’s degree from the Moscow State University for International Affairs. He also earned a corporate finance course diploma from INSEAD. We believe that Mr. Gopka possesses specific attributes that qualify him to serve on our board of directors including his extensive transactional experience in a wide range of industries, strong healthcare exposure as the managing director of a leading Russian pharmaceutical venture capital firm as well as service on the board of directors for a number of healthcare companies. Mr. Gopka is 31 years old.

P. Sherrill Neff has served as a member of our board of directors since July 2005. Mr. Neff founded Quaker Partners Management, L.P., an investment firm, in 2002 and has served as a partner since 2002. From 1994 to 2002, Mr. Neff was president and chief operating officer of Neose Technologies, Inc., a biopharmaceutical company, and a director from 1994 to 2003. From 1993 to 1994, he was senior vice president of corporate development at U.S. Healthcare, a publicly traded health maintenance organization which was acquired by Aetna

Life & Casualty Co. Prior to that time, Mr. Neff was a managing director at Alex. Brown & Sons, an investment bank, from 1984 to 1993 and a corporate attorney at Morgan Lewis from 1980 to 1984. Mr. Neff holds a B.A. from Wesleyan University and a J.D. from the University of Michigan Law School. Mr. Neff serves on the boards of directors of Resource Capital Corporation, a publicly held real estate investment trust, and Cempra, Inc., a publicly held clinical stage pharmaceutical company, as well as several privately held organizations. Mr. Neff also served on the board of directors of Amicus Therapeutics, Inc., a publicly held biopharmaceutical company, from 1996 until 2011. We believe that Mr. Neff possesses specific attributes that qualify him to serve on our board of directors including his more than 20 years of relevant experience in the healthcare industry and more than eleven years as a founding partner of a leading, healthcare venture capital firm. Mr. Neff is 62 years old.

Class III Directors Continuing in Office until the 2016 Annual Meeting

Pierre Legault, MBA, CA, CPA has served as a member of our board of directors and chair of the audit committee since November 2013. Mr. Legault currently serves as chief executive officer of Nephrogenex, Inc., a publicly-held biotechnology company focused on the treatment of diabetic kidney disease, a position he has held since October 2013 and as the president and chief executive officer of Stone Management LLC, a firm focused in the areas of business development and board assistance, a position he has held since April 2012. From November 2012 to October 2013, Mr. Legault served as executive chairman of Nephrogenex. From September 2010 to April 2012, Mr. Legault was the chief executive officer of Prosidion Ltd., a UK mid-size biotechnology firm and fully integrated subsidiary of Astellas Pharma, Inc. From January 2009 to September 2010, Mr. Legault served as executive vice president, chief financial officer and treasurer of OSI Pharmaceuticals, Inc., a mid-size biotechnology company, which was acquired by Astellas Pharma. From January 2006 to December 2008, Mr. Legault worked for Rite Aid Corporation and its processor companies, a Fortune 500 publicly traded pharmaceutical retail company, most recently serving as senior vice president and chief administrative officer. Prior to Rite Aid, Mr. Legault held several senior positions over a period exceeding 15 years with Sanofi-Aventis and predecessor companies, most recently serving as worldwide president of a large global Sanofi-Aventis business unit. Mr. Legault currently serves on the board of directors of Forest Laboratories, Inc., a publicly traded pharmaceutical manufacturer and marketer. In addition, within the past five years, Mr. Legault previously served on the board of directors of Cyclacel Pharmaceutical Inc., a publicly traded biotech company. Mr. Legault also has served on several private and nonprofit company boards and audit committees. Mr. Legault studied at the Harvard Business School in an executive master’s program and he received his MBA from McGill University and his BAA from University of Montreal (HEC). He also holds CA and CPA degrees. We believe that Mr. Legault possesses specific attributes that qualify him to serve on our board of directors, including his leadership experience at other publicly traded companies in the biotechnology industry, his over 20 years of strategic, operational and commercial experience within the pharmaceutical industry and his service on other boards of directors and audit committees of publicly traded companies. Mr. Legault is 53 years old.

Michael E. Mendelsohn, M.D. has served as a member of our board of directors since November 2013, served as senior vice president and global franchise head for cardiovascular diseases at Merck & Co., Inc. from June 2010 through October 2013. Prior to Merck, from 1993 to 2010, Dr. Mendelsohn spent 17 years at Tufts Medical Center, where he served as the first-ever chief scientific officer and the executive director of the center’s Molecular Cardiology Research Institute. Prior to Tufts Medical Center, from 1988 to 1993 Dr. Mendelsohn was a member of the faculty of the cardiology division of Brigham and Women’s Hospital and an assistant professor of medicine at Harvard Medical School. Dr. Mendelsohn received his undergraduate degree in Chemistry and English from Amherst College and his M.D. from Harvard Medical School. We believe that Dr. Mendelsohn possesses specific attributes that qualify him to serve on our board of directors including his over 20 years’ experience and leadership in the field of cardiovascular disease. Dr. Mendelsohn is 59 years old.

Dennis Podlesak is our chairman and has served as a member of our board of directors since December 2007. Mr. Podlesak has been a partner of Domain Associates, or Domain, since 2007. Domain is an exclusively life science focused venture capital firm. From 2007 to December 2009, Mr. Podlesak founded and served as chief executive officer of Calixa Therapeutics, Inc., a privately held biopharmaceutical company, which was acquired by Cubist Pharmaceuticals, Inc. in December 2009. Additionally, Mr. Podlesak was executive chairman of Corthera, Inc., a privately held biopharmaceutical company, which was acquired by Novartis AG in January 2010. Prior to Domain, from 2005 to 2007, Mr. Podlesak was a founder and chief executive officer of Cerexa, Inc., a privately held biopharmaceutical company, which was acquired by Forest Laboratories, Inc. in 2007. Prior to Cerexa, from 2004 to 2005, Mr. Podlesak served as the chief executive officer of Peninsula Pharmaceuticals, Inc., which was acquired by Johnson & Johnson in 2005. Prior to Peninsula, Mr. Podlesak served as senior vice president and led a North American business unit for Novartis AG, a multinational publicly held healthcare company, and as a member of Novartis’ pharmaceutical executive committee and global leadership team. Earlier in his career, Mr. Podlesak served as vice president and headed the CEC division of Allergan, Inc., a publicly held multi-specialty healthcare company, and as member of Allergan’s North American and global management team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc) where he was promoted to eight positions of increasing responsibility during his tenure with the company. Mr. Podlesak currently serves as chairman of the board of directors of Adynxx, Inc., a privately held pharmaceutical company, and Syndax Pharmaceuticals, Inc., a privately held pharmaceutical company, and is a member of the board of directors of Avanir Pharmaceuticals, Inc., a publicly held biopharmaceutical company, RightCare Solutions, Inc., a privately held healthcare technology company, DRI Holdings Limited, and its wholly owned subsidiary, Domain Russian Investments, Limited. Mr. Podlesak received a B.A. in business administration and an M.B.A. from Pepperdine University and has completed postgraduate studies at the Wharton School, University of Pennsylvania. We believe that Mr. Podlesak possesses specific attributes that qualify him to serve on our board of directors, including his experience as chief executive officer at other companies in the biotechnology industry, his over 20 years of strategic, operational and commercial experience within the pharmaceutical industry and his service on other boards of directors in the biotechnology industry. Mr. Podlesak is 56 years old.

Corporate Governance Matters

Board of Director Composition

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met 13 times during the last fiscal year. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). This is our first Annual Meeting of Stockholders since our initial public offering on August 27, 2013. The Annual Meeting is being held to coincide with one of the Board’s regularly scheduled meetings, although, in the future, we may not schedule the Annual Meeting to coincide with a meeting of the Board. It is the Company’s policy to invite directors and nominees for directors to attend the Annual Meeting.

Director Independence

As required under the listing standards of NASDAQ, a majority of the members of the Board must, within 12 months of the completion of an initial public offering, qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors and nominees are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Clark, Mr. Legault, Mr. Mendelsohn, Mr. Neff, Mr. Wisniewski, who is not standing for reelection, and Mr. Fromkin, who is not currently a director. In making this independence determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. It considered the current and prior relationships that each non-employee director has with the Company and each other and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

The NASDAQ listing standards also require that, (i) on the date of the completion of the offering, at least one member of each of a listed company’s audit, compensation and nominating and corporate governance committees be independent, (ii) within 90 days of the date of the completion of the offering, a majority of the members of such committees be independent and (iii) within one year of the date of the completion of the offering, all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by NASDAQ in accordance with Rule 10C-1 under the Exchange Act. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science committee. Each of these committees operates under a charter that has been approved by our board of directors.

The following table provides membership and meeting information for 2013 for each of the Board committees:

Current Committee Composition

Name	Audit		Compensation		Nominating and Corporate Governance		Science
David J. Mazzo, Ph.D.
Dennis Podlesak			X				X
B. Jefferson Clark	X		X
Anton Gopka
Pierre Legault, MBA, CA, CPA	X	*
Michael E. Mendelsohn					X		X	*
P. Sherrill Neff			X	*
Jesse Treu, Ph.D.					X	*	X
Raphaël Wisniewski	X				X

Total meetings in fiscal 2013	2		1		2		2

*	Committee Chairperson

Following Mr. Wisniewski’s retirement from our Board effective as of the Annual Meeting, and assuming the election of Mr. Fromkin as a director, the Board intends to reconstitute the audit committee, compensation committee, nominating and corporate governance committee and science committee in the Board’s first meeting following the Annual Meeting of stockholders as set forth in the following table:

Proposed New Committee Composition

Name	Audit		Compensation		Nominating and Corporate Governance		Science
David J. Mazzo, Ph.D.
Dennis Podlesak							X
B. Jefferson Clark	X		X
Anton Gopka
Pierre Legault, MBA, CA, CPA	X	*			X
Michael E. Mendelsohn					X		X	*
P. Sherrill Neff			X	*	X	*
Jesse Treu, Ph.D.							X
Raphaël Wisniewski
Andrew J. Fromkin	X		X

*	Committee Chairperson

Below is a description of each committee of the Board of Directors.

Audit Committee

The audit committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. Our audit committee currently consists of Pierre Legault, as chairman, B. Jefferson Clark and Raphaël Wisniewski, who is not standing for reelection. In the event that the stockholders elect Mr. Fromkin to the Board at the Annual Meeting, the Board plans to appoint Mr. Fromkin to the audit committee to replace Mr. Wisniewski. The Board reviews the NASDAQ listing standards and SEC regulations definitions of independence for audit committee members on an annual basis and has determined that all members of the Company’s audit committee and Mr. Fromkin are independent (as independence is current defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). Our Board has determined that Mr. Legault qualifies as an “audit committee financial expert” within the meaning of U.S. Securities and Exchange Commission (“SEC”) regulations and The NASDAQ Marketplace Rules. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met 2 times during the 2013 fiscal year. The Board has adopted a written audit committee charter that is available to shareholders on the Company’s website at www.regadobio.com.

Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

•	setting the compensation of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

•	preparing the annual audit committee report required by SEC rules;

•	coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	reviewing our policies with respect to risk assessment and risk management;

•	establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

•	meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Our compensation committee currently consists of P. Sherrill Neff, as chairman, B. Jefferson Clark and Dennis Podlesak. In the event that the stockholders elect Mr. Fromkin to the Board at the Annual Meeting, the Board plans to appoint Mr. Fromkin to the compensation committee to replace Mr. Podlesak. A majority of the current members of the Company’s compensation committee and Mr. Fromkin are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Assuming that the stockholders elect Mr. Fromkin to the Board at the Annual Meeting and the compensation committee is reconstituted following the Annual Meeting as set forth above, the Board expects that all members of the compensation committee will be independent. The compensation committee met 1 time during the 2013 fiscal year. The Board has adopted a written compensation committee charter that is available to stockholders on the Company’s website at www.regadobio.com.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•	reviewing and recommending to the board of directors our chief executive officer’s compensation, and approving the compensation of our other executive officers reporting directly to our chief executive officer;

•	overseeing the evaluation of our senior executives;

•	overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules; and

•	preparing the annual compensation committee report required by SEC rules.

Consultant

In February 2013, the compensation committee engaged Radford, an Aon Hewitt company (“Radford”) as an independent compensation consultant for purposes of assisting the compensation committee in setting 2013 compensation levels and reviewing the competitiveness and structure of our executives’ and board of directors’ compensation programs to ensure that the levels of compensation were appropriately positioned to attract and retain senior management and non-employee directors. The compensation committee selected Radford because of its strong reputation and record in advising similarly situated biopharmaceutical companies in the employment markets where the Company’s operations are located. Radford is engaged by and reports directly to the compensation committee.

As part of its duties, Radford provided the compensation committee with the following services in 2013:

•	reviewed and recommended a peer group of companies based on their focus in the biopharmaceutical industry, stage of clinical development, market capitalization, number of employees and time as a public company (the “Peer Group”) for use in determining executive compensation;

•	reviewed and provided an assessment of the overall compensation practices in the Peer Group; and

•	prepared an evaluation of our executive and board of directors compensation programs, including observations and recommendations.

During 2013, the compensation committee conducted an independence assessment of Radford with respect to Radford’s role in recommending or determining the amount and form of executive compensation during the fiscal year ended December 31, 2013, and to determine whether it would continue to serve as the compensation committee’s independent advisor for 2014. As a result of this assessment, the compensation committee concluded that there were no material conflicts of interest with respect to Radford providing services to the compensation committee during 2013.

Peer Group

In consultation with Radford, the compensation committee reviewed Radford’s proposed list of companies in the Peer Group for use in setting 2013 compensation. The Peer Group list consists of public biopharmaceutical companies that are similar in stage of clinical development, market capitalization, number of employees and time as a public company to Regado. The compensation committee approved a Peer Group list of 18 companies based upon its review in consultation with Radford. The 18 companies are:

• AcelRx Pharmaceuticals	• KYTHERA Biopharmaceuticals

• Anacor Pharmaceuticals	• New Link Genetics

• ChemoCentryx	• Omeros Pharmaceutical

• Coronado Biosciences	• Orexigen Therapeutics

• Cytokinetics	• Sunesis Pharmaceuticals

• Durata Therapeutics	• TESARO Biopharmaceuticals

• Endocyte	• Threshold Pharmaceuticals

• Hyperion Therapeutics	• Trius Therapeutics

• KaloBios Pharmaceuticals	• ZIOPHARM Oncology

Market Benchmarking and Competitive Posture

As a general approach, for compensation of executive officers the compensation committee targets approximately the 50th percentile of our Peer Group, because the compensation committee is continually seeking to position the Company favorably in the highly competitive biopharmaceutical employment marketplace. Compensation levels actually approved for each individual executive officer may vary relative to the targeted percentile based on a number of factors such as experience in role, performance over time, critical impact of the position and expectation of future contributions to the Company’s successful growth, and also as a result of individual negotiations with the executive at the time of hire.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Dr. Treu, as chairman, Michael Mendelsohn and Raphaël Wisniewski, who is not standing for reelection. Following the Annual Meeting, the Board plans to appoint Mr. Neff to the nominating and corporate governance committee to replace Dr. Treu as chairman and to appoint Mr. Legault to replace Mr. Wisniewski. A majority of the current members of the Company’s nominating and corporate governance committee as well as Mr. Legault and Mr. Neff are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Assuming the compensation committee is reconstituted following the Annual Meeting as set forth above, the Board expects that all members of the compensation committee will be independent. The nominating and corporate governance committee met 2 times during the 2013 fiscal year. The Board has adopted a written nominating and corporate governance committee charter that is available to stockholders on the Company’s website at www.regadobio.com. The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	developing and recommending to the board of directors corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board of directors.

The corporate governance and nominating committee recruits and considers director candidates and presents qualified candidates to the full board of directors for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the corporate governance and nominating committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. Although the corporate governance and nominating committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background and experience is generally among the factors considered. The corporate governance and nominating committee believes that a board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include pharmaceutical development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the corporate governance and nominating committee gives consideration to the interplay of a director candidate’s experience with that of other members of the board and the evolving needs of our business.

Stockholder Recommendations of Director Candidates

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. If a stockholder wishes simply to recommend a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit the recommendation to the nominating and corporate governance committee in writing to the Secretary of the Company at Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920. Assuming that appropriate information is provided for candidates recommended by stockholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Stockholder Nominations for Directorships

If a stockholder wishes to actually submit a proposal for a director nomination, such proposal must be received by the Company in the manner and within the timeframe(s) set forth under the heading “When are stockholder proposals and director nominations due for next year’s annual meeting?” above. Any such nominations must follow the procedures and include the information called for by our Bylaws.

Science Committee

Our science committee currently consists of Michael Mendelsohn, as chairman, Dennis Podlesak and Dr. Treu. The science committee met 2 times during the 2013 fiscal year. Our science committee’s responsibilities include:

•	reviewing the science and clinical and regulatory strategies underlying our significant research and development (“R&D”) programs, including publication strategies;

•	reviewing our significant medical affairs strategies and initiatives;

•	reviewing the annual R&D budget and allocation of resources to discovery and development programs;

•	reviewing the capacity and skill set of the R&D organization;

•	reviewing the implications for the R&D organization of significant business development transactions, including mergers, acquisitions, licensing and collaborative agreements;

•	reviewing the progress toward achievement of key R&D milestones; and

•	reviewing the interactions of the R&D organization with health care providers and regulatory bodies, especially as with regard to reporting of adverse events and/or unexpected negative data observed in the preclinical and clinical studies conducted by us.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Although our Bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. The Board has determined that our chairman is not independent within the meaning of The NASDAQ Marketplace Rules. As a result, we periodically consider the benefits of appointing a lead independent director, however to date, our Board has chosen not to do so.

The Board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of our officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to committees of the Board, including the audit committee. The audit committee is responsible reviewing our policies with respect to risk assessment and risk management, as well as coordinating our internal control over financial reporting, disclosure controls and procedures and code of conduct. The audit committee receives regular reports from officers responsible for oversight of particular risks within the company at its regularly scheduled meetings and other reports as requested by the audit committee from time to time.

Based on our audit committee’s conclusion that our disclosure controls and procedures were not effective in prior fiscal years as described in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the heading “Evaluation of Disclosure Controls and Procedures,” we have implemented and are continuing to design and implement procedures and controls designed to remediate material weakness and underlying significant deficiencies identified by our audit committee. These procedures and controls have not yet been tested, however at its regularly scheduled meetings and as it otherwise requests, the audit committee receives reports from the officers responsible for implementing such remediation measures on the status and perceived effectiveness of our revised disclosure controls and procedures. In addition, we recently hired R. Don Elsey to serve as our Senior Vice President, Finance and Chief Financial Officer, which we expect will assist in improving the effectiveness of our disclosure controls and procedures.

Our Board satisfies its overall responsibility through full reports by each committee chair, including the chair of the audit committee, regarding the committee’s considerations and actions, as well as through regular reports directly from relevant officers within the Company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the corporate governance section of our website, which is located at www.regadobio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
David J. Mazzo, Ph.D.	57	Chief Executive Officer and Director	2008
Michael A. Metzger	43	President and Chief Operating Officer	2013
Christopher E. Courts, CPA	44	Vice President, Finance	2006
R. Don Elsey	61	Senior Vice President, Finance and Chief Financial Officer	2014
Steven L. Zelenkofske, D.O., F.A.C.C.	55	Senior Vice President, Clinical and Medical Affairs and Chief Medical Officer	2009
Alexander R. Giaquinto, Ph.D.	70	Senior Vice President, Regulatory Affairs and Quality Assurance and Chief Compliance Officer	2009
Christopher P. Rusconi, Ph.D.	46	Senior Vice President, Discovery/Preclinical Development and Chief Scientific Officer	2003

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers and directors is as follows:

David J. Mazzo, Ph.D. has served as our chief executive officer since 2008. For Dr. Mazzo’s biography, please see the section above entitled “Class I Nominees for Election for a Three-Year Term Expiring at the 2017 Annual Meeting.”

Michael A. Metzger has served as our president and chief operating officer since December 2013. Prior to joining us, from April 2011 to November 2013, Mr. Metzger was executive vice president and chief operating officer at Mersana Therapeutics, Inc., a privately-held biopharmaceutical company. Prior to Mersana, from September 2006 to March 2011, Mr. Metzger held senior positions within business development and led mergers and acquisitions at Forest Laboratories, Inc., an international pharmaceutical manufacturer and marketer. Prior to Forest, from 2001 to 2006, Mr. Metzger served as vice president of corporate development at Onconova Therapeutics, Inc., a biopharmaceutical company focused in oncology. Prior to Onconova, Mr. Metzger was managing director at MESA Partners, a venture capital firm, from 1997 to 2001. Mr. Metzger served as a member on the board of directors of Response Genetics, Inc., a commercial stage company developing molecular diagnostic tests for oncology, from December 2010 to November 2013. In addition, Mr. Metzger has served as a director of various life sciences companies. Mr. Metzger holds a B.A. from George Washington University and an M.B.A. from the New York University Stern School of Business.

Christopher E. Courts, CPA has served as our vice president, finance and principal financial officer since April 2006. From 1997 to 2006, Mr. Courts served as a finance director with ITC DeltaCom, Inc., a publicly held integrated communications provider, which was subsequently acquired by EarthLink, Inc., where his direct responsibilities included corporate budgeting, cost operations and implementation and compliance with Sarbanes-Oxley. Mr. Courts was a key member of the management team involved in business valuation and corporate transactions, including and culminating with the merger of Business Telecom, Inc. and ITC DeltaCom, Inc. in 2003. Mr. Courts is licensed as a Certified Public Accountant in North Carolina, and he holds a B.A. in Finance and M.B.A. from Marshall University.

R. Don Elsey joined Regado as our Senior Vice President, Finance and Chief Financial Officer on May 5, 2014. Prior to joining us, from December 2012 to February 2014 Mr. Elsey served as chief financial officer of

LifeCell, Inc., a privately held regenerative medicine company. From June 2005 to December 2012, he served in numerous finance capacities, most recently as senior vice president and chief financial officer, at Emergent BioSolutions Inc., a publicly held biopharmaceutical company. He served as the director of finance and administration at IGEN International, Inc., a publicly held biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. Mr. Elsey serves on the board of directors of RegeneRx Biopharmaceuticals, a publicly traded biopharmaceuticals company. He received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant.

Steven L. Zelenkofske, D.O., F.A.C.C. has served as our senior vice president, clinical and medical affairs and chief medical officer since January 2009. Dr. Zelenkofske has extensive experience as a principal investigator on a number of important trials in cardiovascular medicine. From June 2007 until January 2009, Dr. Zelenkofske served as vice president, cardiovascular/thrombosis medical unit at Sanofi-Aventis Pharmaceutical, a U.S. subsidiary of Sanofi, a multinational pharmaceutical company, and, from 2006 until 2007, as vice president of clinical sciences and chief patient safety officer for Boston Scientific Corporation’s cardiac rhythm management group. From 2002 to 2006, he was a senior director with Novartis AG, a publicly held multinational healthcare company, where he held positions of increasing responsibility within its cardiovascular division, most recently serving as senior medical director, U.S. clinical development, hypertension and cardiovascular section head. Dr. Zelenkofske is a practicing electrophysiologist at Lehigh Valley Hospital in Allentown, Pennsylvania, and serves as an associate professor of medicine at the College of Medicine of the Pennsylvania State University/Hershey Medical Center and for the Philadelphia College of Osteopathic Medicine. He earned a B.S. and M.Sc. in biochemistry and immunopharmacology at Emory University. He holds a D.O. from the Philadelphia College of Osteopathic Medicine and has certifications in clinical cardiac electrophysiology, cardiology and internal medicine, including a fellow of American Cardiology College.

Alexander R. Giaquinto, Ph.D. has served as our as senior vice president of regulatory affairs and quality assurance and chief compliance officer since January 2009. Dr. Giaquinto has over 42 years of experience in the pharmaceutical industry, including 30 years at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc., where, from 1972 to 2004, he held executive management positions in the areas of worldwide regulatory affairs and compliance. From 2004 to 2008, Dr. Giaquinto served as the president of ARG Consulting, LLC, a privately held consulting company. Dr. Giaquinto is a member of the Scientific Advisory Boards of Allozyne, Inc., a privately held biopharmaceutical company, and EndoCeutics, Inc., a privately held biopharmaceutical company. Dr. Giaquinto is a Director on the Board of Biothera Inc., a privately held biopharmaceutical company. He also served on, as well as chaired, the Regulatory Affairs Coordinating Committee of the Pharmaceutical Research and Manufacturers of America. Dr. Giaquinto earned a B.S. in pharmacy from St. John’s University and a Ph.D. in pharmaceutics from the University of Connecticut.

Christopher P. Rusconi, Ph.D. is a co-founder of our company and has served in several executive positions with us since 2003, most recently as our chief scientific officer. From 2000 to 2003, Dr. Rusconi was director of research for the program in combinatorial therapeutics and assistant research professor of surgery at Duke University Medical Center. Dr. Rusconi has authored or co-authored more than 30 peer-reviewed publications, including works appearing in Nature, Circulation and the Journal of Clinical Investigation. He is the co-inventor of our aptamer-control agent technology, the inventor of REG1 and several issued and allowed patents and has led the development of this program since its inception. Dr. Rusconi is a member of the Biological Sciences Advisory Board of the University of Kansas. He earned a B.S. in cellular biology from the University of Kansas, and a Ph.D. in molecular and cellular biology as a National Science Foundation pre-doctoral fellow from the University of Colorado, Boulder. He continued his training as a Jane Coffin Childs postdoctoral fellow at Duke University Medical Center.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2013 and December 31, 2012, the compensation awarded to or earned by our principal executive officer, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2013, and all individuals who served as principal executive officer at any time during the fiscal year ended December 31, 2013. The persons listed in the following table are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)	All Other Compensation ($)		Total ($)
David J. Mazzo	2013	465,825		209,621		1,094,101	14,092	(2)	1,783,639
Chief Executive Officer	2012	445,765		216,391		74,249	13,594	(2)	749,999

Michael A. Metzger	2013	28,688	(3)	150,000	(4)	779,081	—		957,769
President and Chief Operating Officer	2012	—		—		—	—		—

Steven L. Zelenkofske	2013	375,000		131,000		442,120	—		948,120
Senior Vice President, Clinical and Medical Affairs and Chief Medical Officer	2012	338,898		115,160		29,709	—		483,767

(1)	Represents the aggregate grant date fair value for grants made in 2013 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing options are described in Note 10 to our financial statements included in our Annual Report on Form 10-K.
(2)	Consists of premiums for supplemental life insurance for the benefit of Dr. Mazzo and the related tax gross up benefit.
(3)	Mr. Metzger commenced employment on December 5, 2013. Represents salary paid from December 5, 2013 to December 31, 2013.
(4)	Represents a $150,000 sign-on bonus.

Annual Base Salary

The compensation of our named executive officers is generally determined by our Board, based upon recommendations from the compensation committee of our Board. The following table sets forth the base salaries for the fiscal year ended December 31, 2013 for our named executive officers.

Name	2013 Base Salary
David J. Mazzo	$465,825
Michael A. Metzger	$405,000
Steven L. Zelenkofske	$375,000

Annual Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual cash bonuses. The annual performance-based bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, and an assessment of individual and corporate performance by our board of directors. Pursuant to their employment agreements, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below:

Name	Target bonus
David J. Mazzo	50%
Michael A. Metzger	40%
Steven L. Zelenkofske	35%

Long-Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers and annual retention grants at or shortly following the end of each year.

We have granted all stock options pursuant to our 2004 Equity Compensation Plan, or the 2004 Plan, or our 2013 Equity Compensation Plan, or the 2013 Plan, the terms of which are described below under “—Equity Compensation Plans.” Upon the effectiveness of the 2013 Plan, we ceased making awards under the 2004 Plan, and from and after such date all options have been and will be granted under our 2013 Plan. We typically grant options with an exercise price equal to the fair market value of our common stock on the date of grant of each award. We typically grant options with a four-year vesting period. In addition, pursuant to the terms of their respective employment agreements, each of our named executive officers is entitled, upon the occurrence of the events specified therein, to 100% accelerated vesting of options upon a “change of control” or upon a “corporate reorganization.” We believe these accelerated vesting provisions will allow our named executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards. Additional information regarding accelerated vesting provisions for our named executive officers is discussed below under “—Employment Agreements, Severance and Change in Control Agreements.”

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. Generally, we do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for supplemental life insurance for the benefit of Dr. Mazzo and the related tax gross up benefit.

401(k) Plan

As of the first day of the month following their hire date, all of our employees become eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $17,500 in 2013 (additional salary deferrals not to exceed $5,500 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) plan. In general, eligible compensation is defined as compensation as reflected in each employee’s Form W-2. Effective December 19, 2013 we elected to match participant elective deferrals in an amount equal to 50% of such elective deferrals up to 3% of each participant’s total compensation for the Plan Year. We also declared a retroactive match for the year ended December 31, 2013. Our aggregate 401(k) match expense for the year ended December 31, 2013 was $87,813. We may, but are not required, to make matching contributions to the 401(k) plan. The 401(k) plan currently does not offer the ability to invest in our securities.

Employment Agreements, Severance and Change in Control Arrangements

Our amended and restated employment agreement with Dr. Mazzo, which became effective upon the consummation of the August 2013 initial public offering of our common stock, provides for, among other things: (i) an initial annual base salary of $465,825, (ii) initial eligibility for a target cash bonus of up to 50% of annual base salary, (iii) reimbursement of up to $8,836 per year for supplemental long-term disability insurance and/or supplemental life insurance for Dr. Mazzo’s benefit, (iv) in the event we terminate Dr. Mazzo’s employment “without cause,” payments equal to the sum of 12 months of base salary and the target bonus payable bimonthly in accordance with customary payroll practices and continuation of health insurance benefits for 12 months, and (v) in the event we terminate Dr. Mazzo’s employment “without cause” within 12 months following a change in control or Dr. Mazzo resigns “for good reason” within 12 months following a change in control, (a) payments equal to the sum of 18 months of base salary and an amount equal to 150% of the target bonus payable bimonthly in accordance with customary payroll practices and continuation of health insurance benefits for 18 months and (b) 100% accelerated vesting of his options. The amended and restated employment agreement further provides that Dr. Mazzo may serve on the board of directors of up to two other companies so long as such service does not interfere with his duties to us and such other companies are not competitors of ours.

On December 19, 2013, we further amended Dr. Mazzo’s amended and restated employment agreement to provide for eligibility for a cash bonus equal to 100% of annual base salary, in lieu of his previous annual target bonus of 50% of his annual base salary, if certain corporate objectives specified in the amendment are achieved in 2014 or 2015 and certain revisions to the Section 280G cutback provisions in his employment agreement.

Our employment agreement with Mr. Metzger provides for, among other things: (i) an initial annual base salary of $405,000, (ii) a sign-on bonus of $150,000 payable in two equal installments, the initial installment of $75,000 paid immediately and the second installment paid at the time 2013 performance bonuses were paid to Company employees, (iii) eligibility for an annual target cash bonus of up to 40% of annual base salary, based on the achievement of certain individual and corporate as established by the board of directors or compensation committee for each year, but, if certain corporate objectives specified in the employment agreement are achieved in 2014 or 2015, his annual bonus for the year in which those objectives are achieved will be 100% of his annual base salary, (iv) reimbursement of reasonable expenses for travel between his place of residence in New York and our office in Basking Ridge, New Jersey and for lodging in the Basking Ridge area, of up to $25,000 per year, (v) in the event Mr. Metzger resigns “for good reason” within the first twelve months of his employment or we terminate Mr. Metzger’s employment “without cause,” payments equal to the sum of 12 months of base salary and the target annual bonus payable bimonthly in accordance with customary payroll practices and continuation of health insurance benefits for 12 months, and (vi) in the event we terminate Mr. Metzger’s employment “without cause” within 12 months following a change in control or Mr. Metzger resigns “for good reason” within 12 months following a change in control, payments equal to the sum of 12 months of base salary and the target annual bonus payable bimonthly in accordance with customary payroll practices and continuation of health insurance benefits for 12 months. As provided in his employment agreement and following approval of the compensation committee, Mr. Metzger received initial option grants exercisable for an aggregate of 558,010 shares, representing 2.25% of the Company’s common stock outstanding, calculated on a fully-diluted basis, consisting of: (i) an option grant exercisable for 108,502 shares, representing 0.4375% of the Company’s common stock outstanding, calculated on a fully-diluted basis, which was fully vested immediately on the date of grant; (ii) an option grant exercisable for 325,506 shares, representing 1.3125% of the Company’s common stock outstanding as of the date of his commencement of employment, calculated on a fully-diluted basis, which vests in 36 equal monthly installments; and (iii) an option grant exercisable for 124,002 shares, representing 0.5% of the Company’s common stock outstanding, calculated on a fully-diluted basis, which vests upon the achievement of certain performance milestones. The employment agreement further provides that Mr. Metzger may serve on the board of directors of one other company during his first year of employment and up to two other companies in future years so long as such service does not interfere with his duties to us and such other companies are not competitors of ours.

Our amended and restated employment agreement with Dr. Zelenkofske, which became effective upon the consummation of the August 2013 initial public offering of our common stock, provides for, among other things: (i) an initial annual base salary of $375,000, (ii) initial eligibility for a target cash bonus of up to 35% of annual base salary, (iii) in the event we terminate Dr. Zelenkofske’s employment “without cause” at any time or Dr. Zelenkofske resigns “for good reason” within 12 months following a change in control, payments equal to the sum of 12 months of base salary and the target bonus payable bimonthly in accordance with customary payroll practices and continuation of health insurance benefits for 12 months, and (iv) in the event that, within 12 months following a change in control, we terminate Dr. Zelenkofske’s employment “without cause” or Dr. Zelenkofske resigns for “good reason,” 100% accelerated vesting of his options. The agreement will further provide that Dr. Zelenkofske may continue to practice medicine two days per month (or more with our written permission) and may remain on any boards of directors or advisory boards as long as those positions do not represent a conflict of interest.

On December 19, 2013, we further amended Dr. Zelenkofske’s amended and restated employment agreement to provide for reimbursement of reasonable expenses for travel between his place of residence in Pennsylvania and our office in Basking Ridge, New Jersey and for lodging in the Basking Ridge area, of up to $25,000 per year and certain revisions to the Section 280G cutback provisions in his employment agreement.

Each of our named executive officers signed a proprietary information, inventions and noncompetition agreement which provides for, among other things, a one year non-compete following termination of employment.

Outstanding Equity Awards at Year End—2013

The following table sets forth certain information, on an award-by-award basis, concerning outstanding equity awards for each named executive officer as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)
David J. Mazzo, Ph.D.	—	558,167	4.00	12/31/2023
	28,179	15,452	3.84	4/25/2022	(2)
	151,794	—	4.51	4/30/2020
	134,730	—	12.53	8/01/2018
	10,059	—	11.69	12/08/2018

Michael A. Metzger	108,502	325,506	4.81	12/15/2023	(3)

Steven L. Zelenkofske	—	225,552	4.00	12/31/2023
	11,275	6,183	3.84	4/25/2022	(2)
	43,158		4.51	4/30/2020
	41,167		11.69	1/15/2019

(1)	Unless otherwise indicated, each option to purchase our common stock vests as to 25% of the shares underlying such option on the first anniversary of the grant date of such option and 2.083% of the shares underlying each option vest each month thereafter. Each of these options has a ten-year term from the date of grant.
(2)	Such option vested as to 25% on May 25, 2012 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. Each of these options has a ten-year term from the date of grant.
(3)	Such option vested as to 25% on December 16, 2013 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. This option has a ten-year term from the date of grant.

Equity Compensation Plans

2004 Equity Compensation Plan

The following is a summary of the material terms of our 2004 Equity Compensation Plan, as amended, or the 2004 Plan. This description is not complete. For more information, we refer you to the full text of the 2004 Plan, which we have incorporated by reference as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2013.

The 2004 Plan permits us to make grants of nonqualified stock options, incentive stock options, restricted stock, and stock awards. Awards under the 2004 Plan may be granted to employees, officers, non-employee board members, consultants and other service providers of our company and its affiliates.

An aggregate of 2,358,105 shares of common stock are authorized for issuance under the 2004 Plan, subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, stock dividends and other changes in our common stock. Upon effectiveness of the 2013 Equity Compensation Plan, we ceased making awards under the 2004 Plan, and outstanding stock options to acquire 1,406,910 shares of our common stock were assumed under the 2013 Equity Compensation Plan.

The 2004 Plan is administered by the compensation committee, although our Board may act in lieu of the compensation committee. The compensation committee has the authority to interpret, construe and administer the 2004 Plan and to act in all matters pertaining to the grant of an award, including:

•	which individuals shall be granted options and other awards;

•	the number of shares of our common stock subject to options and other awards; and

•	the form, terms, conditions and duration of each award.

Unless otherwise determined by the compensation committee, awards of stock options granted under the 2004 Plan will not be transferable other than by will or by the laws of descent and distribution, or, to the extent permitted by applicable law, pursuant to a qualified domestic relations order, and restricted stock will not be transferable until the applicable restrictions lapse. The compensation committee may in its discretion impose restrictions on the transfer of stock awards.

Each award under the 2004 Plan is subject, in the discretion of the compensation committee, to cancellation if the participant is terminated for cause, or if the participant becomes associated with, employed by, renders services to, or owns any interest in (other than any insubstantial interest) any business that is in competition with the Company or any business in which the Company has a substantial interest or that has a substantial interest in the Company.

The Board may amend, alter or discontinue the 2004 Plan in any respect at any time, but no amendment or discontinuance may adversely affect the rights of a participant under any awards previously granted, without his or her consent, except that stockholder approval will be needed, to the extent required by section 422 of the Code and/or NASDAQ requirements, for any amendment that would increase the maximum number of shares available for awards, materially increase the benefits accruing to participants under the plan, extend the period during which incentive stock options may be granted, change the class of eligible participants, limit the powers of the compensation committee with respect to the administration of the plan, or change the amendment provisions.

2013 Equity Compensation Plan

The following is a summary of the material terms of our 2013 Equity Compensation Plan, or the 2013 Plan, which our Board and stockholders adopted in May 2013 and became effective upon the consummation of the August 2013 initial public offering of our common stock. This description is not complete. For more information, we refer you to the full text of the 2013 Plan, which is incorporated by reference as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2013. Upon effectiveness of the 2013 Plan, outstanding stock options to acquire 1,406,910 shares of our common stock were assumed under the 2013 Plan.

The 2013 Plan permits us to make grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. Awards under the 2013 Plan may be granted to employees, officers, directors, consultants, advisors, other individual service providers of our Company or any subsidiary, or any persons determined by our compensation committee to be prospective employees, officers, directors, consultants, advisors, or other individual service providers of our Company or any subsidiary.

As of December 31, 2013, the number of shares authorized for issuance under the 2013 Plan was 3,342,839 shares. The number of shares available for issuance is subject to customary adjustments for stock splits, stock dividends or similar transactions. In addition, the Plan contains an “evergreen” provision allowing for an annual increase in the number of shares of our common stock available for issuance under the 2013 Plan on January 1 of each year during the period beginning January 1, 2014, and ending on (and including) January 1, 2023. The annual increase in the number of shares shall be equal to 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year; provided, however, that our Board may act prior to the first day of any calendar year to provide that there shall be no increase such calendar year, or that the increase shall be a lesser number of shares of common stock than would otherwise occur. On January 1, 2014 another 1,065,530 shares became available for grant under the 2013 Plan under this evergreen provision, increasing the number of shares authorized for issuance under the 2013 Plan to a total of 4,408,369 shares.

The 2013 Plan is administered by the compensation committee of our Board. The compensation committee has the authority to determine:

•	which individuals shall be granted options and other awards;

•	the number of shares of our common stock subject to options and other awards;

•	the exercise price of each option;

•	the schedule upon which options become exercisable, including exercise of unvested nonqualified stock options;

•	the termination or cancellation provisions applicable to options;

•	the terms and conditions of other awards, including the base or purchase price, and conditions for repurchase, termination or cancellation; and

•	all other terms and conditions upon which each award may be granted.

No participant may receive in any one fiscal year options stock appreciation rights, restricted stock, stock units, performance share awards, incentive bonus awards and other stock-based awards that are denominated in shares of common stock with respect to more than 958,083 shares in the aggregate. The maximum dollar value payable to any participant in any one fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other stock-based awards that may be settled in cash or other property (other than common stock) is $2 million.

In general, awards may not be transferred other than by will or by the laws of descent and distribution. However, the compensation committee may permit the holder of an option, stock appreciation right or other award to transfer the option, right or other award to immediate family members, to a family trust for estate planning purposes, or by gift to charitable institutions.

The compensation committee may, upon the grant of an award, provide for the effect of a change in control on any award, including:

•	acceleration or extension of the time periods for exercising, vesting in, or realizing gain from any award;

•	elimination or modification of performance or other conditions of an award; and

•	provision for the cash settlement of an award for an equivalent cash value.

The compensation committee may also, in its discretion, take one or more of the following actions contingent upon a change in control:

•	cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part;

•	cause any other awards to become non-forfeitable, in whole or in part;

•	cancel any option or stock appreciation right in exchange for a substitute option;

•	cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation;

•	redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control;

•	cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or

•	make such other modifications, adjustments or amendments to outstanding awards as it deems necessary or appropriate.

The compensation committee may amend the terms of awards in any manner not inconsistent with the 2013 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our Board may at any time amend, suspend, or terminate the 2013 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule the 2013 Plan requires us to obtain stockholder consent. Stockholder approval is required for any plan amendment that increases the number of shares of common stock available for issuance under the 2013 Plan, changes the persons or classes of persons eligible to receive awards or otherwise to the extent required by section 422 of the Code and/or the NASDAQ listing standards.

2013 Employee Stock Purchase Plan

The following is a summary of the material terms of our Employee Stock Purchase Plan, or the ESPP, which our Board and stockholders adopted in May 2013, effective upon the consummation of the August 2013 initial public offering of our common stock. As this description is not complete, we refer you to the full text of the ESPP, which is incorporated by reference as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2013. Up to 96,360 shares of our common stock may be issued pursuant to the ESPP.

Our Board may implement the ESPP by designating offering periods during which participating employees may be granted options to purchase our common stock. Offering periods will be approximately six months, or such other length as determined by our board of directors. The board of directors has not designated an initial offering period, and has no current plans to do so.

All employees are eligible to be granted options under the ESPP, except no employee may be granted an option (i) to the extent the employee would own shares of our common stock (or options to purchase shares of our common stock) representing five percent or more of the total combined voting power or value of all classes of our capital or of any subsidiary; (ii) to the extent his or her rights to purchase stock under all of our and our subsidiaries’ employee stock purchase plans exceeds $25,000 for each calendar year during which an option is outstanding; and (iii) if the employee received a hardship withdrawal from our 401(k) plan within the preceding six months.

A participant in the ESPP may purchase shares of our common stock by electing payroll deductions of a percentage of his or her gross compensation during an offering period, excluding severance and non-cash compensation. Payroll deductions will be credited to the participant’s account, and will be used to purchase common stock on the last trading day of each offering period. In general, the purchase price of common stock will be 85% of the fair market value of the common stock on the first trading day or the last trading day of the offering period, whichever is lower. At any time, a participant may withdraw all (but not less than all) of the payroll deductions credited to his or her account and not yet used to exercise his or her option.

Our board of directors may amend or terminate the ESPP at any time and for any reason, subject to stockholders approval to the extent required by law, regulation or stock exchange rule. Except as otherwise provided in the ESPP, no amendment or termination may adversely affect options previously granted.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Our board of directors has approved a compensation policy for our non-employee directors that became effective upon consummation of the August 2013 initial public offering of our common stock. This policy provides for the following compensation to our non-employee directors:

•	each non-employee director, other than the chairman of our board, will receive an annual base fee of $40,000;

•	in addition to the $40,000 annual base fee, the chairman of our audit committee will receive an annual fee of $20,000 and other members of our audit committee will receive an annual fee of $10,000;

•	in addition to the $40,000 annual base fee, the chairman of our compensation committee will receive an annual fee of $15,000 and other members of our compensation committee will receive an annual fee of $7,500;

•	in addition to the $40,000 annual base fee, the chairman of our nominating and corporate governance committee will receive an annual fee of $10,000 and other members of our nominating and corporate governance committee will receive an annual fee of $5,000;

•	in addition to the $40,000 annual base fee, the chairman of our science committee will receive an annual fee of $10,000 and other members of our science committee will receive an annual fee of $5,000; and

•	the chairman of our board of directors will receive an annual fee of $120,000 and will not receive any additional fees for service on any committees or as chair of any committees.

All fees under the director compensation policy are paid on a quarterly basis in arrears and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

Effective with the consummation of the August 2013 initial public offering of our common stock, each non-employee director was granted an option to purchase 17,964 shares of our common stock. Following the consummation of the initial public offering of our common stock each non-employee director on the date of his or her initial election to our Board will receive an option award with a Black Scholes value equal to $200,000. In addition, each year on January 1 each non-employee director will receive an option award with a Black-Scholes value equal to $100,000 multiplied by a fraction, the numerator of which is the number of full months’ service as a director in the year to which the award pertains, and the denominator of which is 12. Such initial and annual option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial and annual grant will vest in full on the one-year anniversary of the date of grant.

In addition to the non-employee director compensation policy, on September 15, 2013, the Company entered into a consulting arrangement with the Mendelsohn Consulting Group, LLC pursuant to which the Company has paid $10,000 per month for consulting services provided by Dr. Mendelsohn. This agreement terminated pursuant to its terms on March 31, 2014.

Director Compensation Table—2013

The following table summarizes the annual compensation for our non-employee directors during the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Dennis Podlesak	120,000	548,967	—	668,967
B. Jefferson Clark	21,617	26,900	—	48,517
Anton Gopka	15,571	26,900	—	42,471
Pierre Legault	7,174	78,845	—	86,019
Michael E. Mendelsohn	19,833	77,291	—	97,124
P. Sherrill Neff	20,435	26,900	—	47,335
Jesse Treu	20,435	26,900	—	47,335
Raphael Wisniewski	19,321	26,900	—	46,221

(1)	Represents the aggregate grant date fair value for grants made in 2013 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing options are described in note 10 to our financial statements included in our Annual Report on Form 10-K. As of December 31, 2013:

•	Mr. Podlesak held options to purchase 573,433 shares at a weighted average exercise price of $5.38 per share, of which 197,435 shares had vested.

•	Mr. Clark held options to purchase 35,132 shares at a weighted average exercise price of $5.46 per share, of which 17,168 shares had vested.

•	Mr. Gopka held options to purchase 17,964 shares at a weighted average exercise price of $4.00 per share, of which no shares had vested.

•	Mr. Legault held options to purchase 55,000 shares at an exercise price of $4.87 per share, of which no shares had vested.

•	Dr. Mendelsohn held options to purchase 52,000 shares at a weighted average exercise price of $4.96 per share, of which no shares had vested.

•	Mr. Neff held options to purchase 35,132 shares at a weighted average exercise price of $5.02 per share, of which 17,168 shares had vested.

•	Dr. Treu held options to purchase 17,964 shares at a weighted average exercise price of $4.00 per share, of which no shares had vested.

•	Mr. Wisniewski held options to purchase 17,964 shares at a weighted average exercise price of $4.00 per share, of which no shares had vested.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Regado Biosciences, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2013 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2013.

2.	The Audit Committee has discussed with representatives of Grant Thornton LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has discussed with Grant Thornton LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Committee,

Pierre Legault, Chairman

B. Jefferson Clark

Raphaël Wisniewski

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 28, 2014 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors and nominees for director; (ii) each of the named executive officers; (iii) the current executive officers; (iv) all of the current executive officers and directors as a group; and (v) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after April 28, 2014 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 33,606,727 shares of common stock issued and outstanding as of April 28, 2014 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

NAME OF BENEFICIAL OWNER	TOTAL NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% Stockholders
Biotechnology Value Fund, LP One Sansome Street 39th Floor San Francisco, CA 94104	1,979,670	(1)(2)	5.9%

Biotechnology Value Fund II, LP One Sansome Street 39th Floor San Francisco, CA 94104	1,121,221	(1)(3)	3.3%

Investment 10, LLC One Sansome Street 39th Floor San Francisco, CA 94104	558,200	(1)(4)	1.7%

Edmond de Rothschild Investment Partners (5)	2,407,271		7.2%
47 rue du Faubourg Saint Honore 75008 Paris, France

Entities affiliated with Domain Partners (6)	2,603,208		7.7%
One Palmer Square Princeton, NJ 08542

RMI Investments, S.á.r.l. (7)	5,236,517		15.6%
125047, bldg. 29/22 1st Brestskaya Street Moscow, Russian Federation

Robert Kierlin	4,284,995		12.8%
2001 Theurer Boulevard Winona, MN 55987

NAME OF BENEFICIAL OWNER	TOTAL NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Quaker Bioventures, L.P. (8)	1,311,189	3.9%
Cira Centre 2929 Arch Street Philadelphia, PA 19104-2868

Named Executive Officers, Executive Officers and Directors:
David J. Mazzo, Ph.D. (9)	329,307	*
Michael Metzger (9)	153,709	*
Christopher E. Courts (10)	46,484	*
Alexander R. Giaquinto (9)	29,092	*
Christopher P. Rusconi (11)	322,522	*
Steven L. Zelenkofske (9)	97,419	*
Dennis Podlesak (9)	200,198	*
B. Jefferson Clark (12)	1,136,419	3.4%
Anton Gopka (13)	5,236,517	15.6%
Pierre Legault	—	*
Michael E. Mendelsohn	—	*
P. Sherrill Neff (14)	1,311,189	3.9%
Jesse Treu (15)	2,603,208	7.7%
Raphaël Wisniewski (16)	2,407,271	7.2%
Andrew J. Fromkin (17)	150	*
R. Don Elsey	—	*
All current directors and executive officers as a group (16 Persons)	13,873,485	39.9%

(1)	Beneficial ownership has been determined without giving effect to the limitation on beneficial ownership contained in the preferred stock. See the section entitled “Description of Capital Stock” in our Registration Statement on Form S-1, originally filed on April 3, 2014, and as amended (SEC File No. 333-195005) for a description of the preferred stock.
(2)	Consists of (i) 1,064,270 shares of common stock held by Biotechnology Value Fund, LP, or BVF, LP and (ii) 915,400 shares of common stock issuable upon conversion of shares of preferred stock held by BVF, LP without giving effect to the limitation on beneficial ownership contained in the preferred stock. BVF Partners LP is the General Partner of BVF, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVF, LP; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVF, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVF, LP except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.
(3)	Consists of (i) 594,821 shares of common stock held by Biotechnology Value Fund II, LP, or BVFII, LP and (ii) 526,400 shares of common stock issuable upon conversion of shares of preferred stock held by BVFII, L.P. without giving effect to the limitation on beneficial ownership contained in the preferred stock. BVF Partners LP is the General Partner of BVFII, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVFII, LP, BVF Inc., as the general partner of BVF Partners LP and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVFII, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVFII, LP except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.
(4)

Consists of 558,200 shares of common stock issuable upon conversion of shares of preferred stock held by Investment 10, LLC. BVF Partners LP is the investment advisor for Investment 10, LLC without giving effect to the limitation on beneficial ownership contained in the preferred stock. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as investment advisor for Investment 10; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by Investment 10, LLC. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by Investment 10, LLC except to the extent of their pecuniary interest therein. The address for Biotechnology Value Fund and its related entities is One Sansome St., 30th floor, San Francisco, CA 94104.
(5)	Consists of 2,407,271 shares of common stock held by BioDiscovery 3 FCPR. Edmond de Rothschild Investment Partners, or Rothschild, is the management company for BioDiscovery 3 FCPR. Pierre-Michel Passy is the president of Rothschild and has voting and investment power with respect to the securities held by BioDiscovery 3 FCPR. Raphael Wisniewski is an employee of Rothschild and a partner of BioDiscovery 3 FCPR. Each of Mr. Wisniewski and Mr. Passy disclaims beneficial ownership of the securities held by BioDiscovery 3 FCPR except to the extent of his pecuniary interest therein, if any.
(6)	Consists of 2,571,117 shares of common stock owned by Domain Partners VI, L.P, 14,920 shares of common stock owned by DP VI Associates, L.P. and 17,171 shares of common stock owned by Domain Associates, LLC. One Palmer Square Associates VI L.L.C, or One Palmer Square, is the general partner of Domain Partners VI and DP VI Associates. The managing members of One Palmer Square are James Blair, Kathleen Schoemaker, Jesse Treu, a member of our board of directors, Brian Dovey and Nicole Vitullo. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey and Nicole Vitullo share voting and investment power with respect to the securities held by Domain Partners VI and DP VI Associates. The managing members of Domain Associates are James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim Kamdar. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim Kamdar share voting and investment power with respect to the securities held by Domain Associates. Dennis Podlesak, a member of our board, is an employee of Domain Associates. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey and Nicole Vitullo disclaims beneficial ownership of the securities held by Domain Partners VI and DP VI Associates except to the extent of his or her pecuniary interest therein, if any. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Dennis Podlesak disclaims beneficial ownership of the securities held by Domain Associates except to the extent of his or her pecuniary interest therein, if any.
(7)	Consists of 5,236,517 shares of common stock held by RMI Investments, S.a.r.l., or RMI. Rusnano MedInvest LLC, or RMI LLC, the parent company of RMI, and D-Pharma, management company for RMI LLC, may be deemed to beneficially own the shares of Common Stock. Anton Gopka is a managing director at D-Pharma and a member of the board of directors of the Issuer and may be deemed to beneficially own the shares of Common Stock. Vladimir Gurdus is Director of D-Pharma and may be deemed to beneficially own the shares of Common Stock. RMI LLC, D-Pharma, Mr. Gopka and Mr. Gurdus disclaim beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein, and this report is not an admission that either RMI LLC, D-Pharma, Mr. Gopka or Mr. Gurdus is the beneficial owner of such securities.
(8)	Consists of 1,294,021 shares of common stock held by Quaker BioVentures L.P., or Quaker BioVentures, and 17,168 options exercisable on or before May 30, 2014, which Mr. Neff holds as nominee for Quaker Management. The shares directly held by Quaker BioVentures are indirectly held by Quaker BioVentures Capital, L.P., or Quaker Capital LP, as general partner of Quaker BioVentures and Quaker BioVentures Capital, LLC, or Quaker Capital LLC, as general partner of Quaker Capital LP. P. Sherrill Neff is a partner in Quaker Partners Management, L.P., or Quaker Management, and he, Richard Kollender, Ira Lubert and Adele Oliva are members of the investment committee of Quaker Management, which controls the voting and disposition of these shares. Each of Mr. Neff, Richard Kollender, Ira Lubert and Adele Oliva disclaims beneficial ownership of the securities held by Quaker BioVentures except to the extent of his pecuniary interest therein, if any. Mr. Neff disclaims beneficial ownership of the securities held by Quaker BioVentures and as nominee for Quaker Management except to the extent of his pecuniary interest therein, if any.
(9)	Represents shares of common stock underlying options exercisable on or before May 30, 2014.
(10)	Consists of 5,405 shares of common stock and 41,079 shares of common stock underlying options exercisable on or before May 30, 2014.

(11)	Consists of 22,904 shares of common stock and 299,618 shares of common stock underlying options exercisable on or before May 30, 2014.
(12)	Consists of 397,147 shares of common stock and 6,285 options exercisable on or before May 30, 2014 owned by Aurora Ventures IV, L.L.C., and 732,987 shares of common stock owned by Aurora Ventures V, L.L.C. which Mr. Clark may be deemed to share voting and investment power. Mr. Clark disclaims beneficial ownership of the securities held by Aurora IV and Aurora V except to the extent of his pecuniary interest therein, if any.
(13)	Consists of securities beneficially owned by RMI Investments as set forth in footnote 7, for which Mr. Gopka may be deemed to share voting and investment power. Mr. Gopka disclaims beneficial ownership of the securities held by RMI Investments except to the extent of his pecuniary interest therein, if any.
(14)	Consists of securities beneficially owned by Quaker BioVentures as set forth in footnote 8, for which Mr. Neff may be deemed to share voting and investment power. Mr. Neff disclaims beneficial ownership of the securities held by Quaker BioVentures, except to the extent of his pecuniary interest therein, if any.
(15)	Consists of securities beneficially owned by Domain Partners VI, DP VI Associates and Domain Associates as set forth in footnote 6, for which Dr. Treu may be deemed to share voting and investment power. Dr. Treu disclaims beneficial ownership of the securities held by Domain Partners VI, DP VI Associates and Domain Associates except to the extent of his pecuniary interest therein, if any.
(16)	Consists of securities beneficially owned by BioDiscovery 3 FCRP as set forth in footnote 5, for which Mr. Wisniewski may be deemed to share voting and investment power. Mr. Wisniewski disclaims beneficial ownership of the securities held by BioDiscovery 3 FCRP except to the extent of his pecuniary interest therein, if any.
(17)	Consists of 100 shares of common stock held by Mr. Fromkin and 50 shares of common stock held by Mr. Fromkin’s children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2013, all reports required to be filed under Section 16(a) were filed on a timely basis.

During the fiscal year ended December 31, 2013, Mr. Kierlin timely reported all transactions but reported an incorrect total number of shares beneficially owned on Form 4. The total number of shares beneficially owned was subsequently correctly reported on Mr. Kierlin’s Form 4 filed on April 17, 2014.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2012, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation and indemnification arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Convertible Debt Financing

On May 3, 2012, we sold an aggregate principal amount of approximately $6.8 million in convertible notes to certain of our existing investors, including certain holders of more than 5% of our capital stock or entities affiliated with them. On December 18, 2012, the convertible notes and accrued interest thereon converted into an aggregate 9,888,288 shares of Series E Preferred Stock, as more fully described below in “—Series E Financing.” The following table presents the convertible notes issued to such investors.

NAME OF INVESTOR	PRINCIPAL AMOUNT OF CONVERTIBLE NOTES
Mr. Robert Kierlin	$2,800,071
Domain Partners VI, L.P.	$1,780,469
BioDiscovery 3 FCPR	$1,250,000
Quaker BioVentures, L.P.	$375,000
Aurora Ventures V, LP	$375,000

Series E Financing

On December 18, 2012, we entered into a Series E Preferred Stock purchase agreement, or the Series E Purchase Agreement, pursuant to which we agreed to sell up to 70,528,086 shares of Series E Preferred Stock at a purchase price of $0.72 per share in an initial closing, or the Initial Closing, consisting of three tranches. The first tranche of the Initial Closing closed on December 18, 2012, at which time we issued 31,437,442 shares of Series E Preferred Stock for net cash proceeds of $15.0 million and conversion of $6.8 million in principal amount of convertible notes and accrued interest thereon. The Series E Purchase Agreement provided for closings of second and third tranches of the Initial Closing on or before March 14, 2013 and on or before January 17, 2014, respectively.

The purchasers of the Series E Preferred Stock include the following holders of more than 5% of our capital stock or entities affiliated with them: RMI Investments, S.á.r.l., or RMII, Mr. Robert Kierlin, Domain Partners VI, L.P., BioDiscovery 3 FCPR, Quaker BioVentures, L.P. and Aurora Ventures V, L.P. Jesse Treu, a managing member of Domain Associates, LLC, the management company of Domain Partners VI, L.P., is a member of our board of directors. Dennis Podlesak, a partner of Domain Associates, LLC, is a member of our board of directors. P. Sherrill Neff, the founding partner of Quaker Partners Management, L.P., the management company of Quaker BioVentures, L.P. is a member of our board of directors. B. Jefferson Clark, a member of our board of directors, is a founder of Aurora Ventures V, LP. Edmond de Rothschild Investment Partners, a holder of more than 5% of our capital stock, is BioDiscovery’s management company and Raphaël Wisniewski, a partner at Edmond de Rothschild Investment Partners, is a member of our board of directors. Anton Gopka, the designee of RMII, joined our board of directors in connection with this Series E financing transaction.

The second tranche of the Initial Closing closed on March 22, 2013, at which time we sold 7,160,084 additional shares of Series E Preferred Stock for gross proceeds of $5,155,260. In connection with the closing of the second tranche, we entered into waiver agreements pursuant to which the investors waived certain closing conditions relating to the date of closing, the accuracy of our representations and warranties as of the closing date and the execution and delivery of the Clinical Development and Collaboration Agreement. RMII’s waiver agreement, or the RMII waiver, also waived its separate condition that we complete certain patent assignments as more fully described below. Pursuant to the terms of the waiver agreements, we agreed to use commercially reasonable efforts to negotiate, execute and deliver the Clinical Development and Collaboration Agreement on or before May 31, 2013 and, in the case of the RMII waiver, to file certain patent transfer applications before April 30, 2013 and to take certain other related actions described therein. In accordance with the terms of the RMII waiver, the $5,155,260 to be invested by RMII and the 7,160,084 shares of Series E Preferred Stock to be purchased by RMII at the second tranche closing were deposited into escrow pursuant to the terms of an escrow agreement which provided that the investment proceeds would be released to us upon satisfaction of the revised closing conditions summarized above. We satisfied the closing conditions specified in the RMII waiver and the escrow has been released.

The tables below present the number of shares of Series E Preferred Stock purchased by such purchasers in the first and second tranches of the Initial Closing.

First Tranche

NAME OF INVESTOR	CANCELLATION OF INDEBTEDNESS CONSIDERATION (INCLUDING INTEREST)	PURCHASE PRICE PAID IN CASH	TOTAL CONSIDERATION (INCLUDING NOTE CONVERSION AND CASH PURCHASE PRICE)	SHARES OF SERIES E PREFERRED STOCK ISSUED
RMI Investments, S.á.r.l.	—	$11,317,479	$11,317,479	15,718,721
Mr. Robert Kierlin	$2,940,075	$1,200,000	$4,140,075	5,750,104
Domain Partners VI, L.P.	$1,869,492	$565,373	$2,434,865	3,381,757
BioDiscovery 3 FCPR	$1,312,500	$443,723	$1,756,223	2,439,199
Quaker BioVentures, L.P.	$393,750	$125,346	$519,096	720,967
Aurora Ventures V, L.P.	$393,750	$125,346	$519,096	720,967

Second Tranche

NAME OF INVESTOR	PURCHASE PRICE PAID	TOTAL NUMBER OF SHARES OF SERIES E PREFERRED STOCK ISSUED
RMI Investments, S.á.r.l.	$5,155,260	7,160,084
Mr. Robert Kierlin	$3,600,001	5,000,001
Domain Partners VI, L.P.	$281,518	390,997
BioDiscovery 3 FCPR	$283,445	393,673
Quaker BioVentures, L.P.	$62,413	86,685
Aurora Ventures V, L.P.	$62,413	86,685

The Series E Purchase Agreement also provided for the sale of additional shares of Series E Preferred Stock to take place on or before June 30, 2013 in a second closing, or the Second Closing. Purchasers of the Series E Preferred Stock in the Initial Closing had the right, but not the obligation, to purchase additional shares of Series E Preferred Stock at the Second Closing up to the full amount of their pro rata share of the funds to be invested in the Second Closing. RMII agreed to match the amount invested in any Second Closing up to $6.0 million, subject to certain conditions. In the event that more than $6.0 million of Series E Preferred Stock was sold to other investors at the Second Closing, RMII agreed to use its commercially reasonable efforts to obtain additional financing to match the excess investment.

Pursuant to the terms of a Termination Agreement entered into by the parties to the Series E Purchase Agreement, our obligation to sell additional shares of Series E Preferred Stock to the investors and the obligations of the investors to purchase additional shares of Series E Preferred Stock terminated immediately prior to the consummation of our initial public offering in August 2013.

2014 Private Placement and Exchange

Pursuant to the terms of the security purchase agreements dated as of January 31, 2014, we sold an aggregate of 4,000,000 shares of our common stock at a purchase price of $5.00 per share. The purchasers included Robert Kierlin, a holder of more than 5% of our capital stock. Mr. Kierlin purchased 400,000 shares of our common stock for an aggregate purchase price of $2.0 million. The purchasers also included Biotechnology Value Fund, LP, or BVF, LP, a holder of more than 5% of our capital stock. BVF, LP purchased 2,000,000 shares of our common stock for an aggregate purchase price of $10.0 million.

On March 21, 2014, we entered into an exchange agreement, or the Exchange Agreement, with Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP and Investment 10, LLC, or the exchanging stockholders, pursuant to which we effected an exchange, or the exchange, of the 2,000,000 shares of our common stock purchased by the exchanging stockholders in the private placement described above, or the exchanged shares, for 10,000 shares of newly designated Series F Convertible Preferred Stock, or the preferred stock, with a stated value of $1,000 per share (each share of which is convertible into 200 shares of our common stock, subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting our common stock). In the Exchange Agreement, we agreed, subject to the consent of the holders of a majority of the shares of common stock purchased in the private placement, or the requisite holders, to register the conversion shares, in lieu of the exchanged shares. The requisite holders have consented thereto. The exchanging stockholders agreed to reimburse us for our expenses in effecting the exchange up to a total of $25,000.

NovaMedica Agreements

In connection with our Series E Preferred Stock financing, in December 2012, we entered into a Technology Transfer Agreement, or the Tech Transfer Agreement, with Domain Russia Investments Limited, or DRI, an affiliate of Domain Partners VIII, L.P. Domain Partners VIII, L.P. and Domain Partners VI, L.P., a significant stockholder of our company, are both managed by Domain Associates, L.L.C. Pursuant to the Tech Transfer Agreement, in exchange for a nominal payment, we assigned to DRI certain patents and patent applications in Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine and Uzbekistan, or the Covered Territory, and granted to DRI an exclusive, fully paid-up, royalty-free, irrevocable and assignable license under our non-patent intellectual property to develop and commercialize REG1 and our other product candidates in the Covered Territory. Immediately thereafter, we, together with DRI and NovaMedica LLC, or NovaMedica, executed an Assignment and Assumption Agreement, pursuant to which all of DRI’s rights and obligations under the NovaMedica Agreement were transferred to NovaMedica. DRI also has a right of first negotiation if we desire to partner with a third party to develop or commercialize future product candidates in the Covered Territory, which was assigned to NovaMedica. We agreed to take all action required to register or record the patent transfers to DRI in each country in the Covered Territory and to ensure the assignment of DRI’s rights under the Tech Transfer Agreement to NovaMedica. NovaMedica is jointly owned by RusnanoMed Invest LLC, or RusnanoMed Invest, and DRI. RMII, a significant stockholder of ours, is a wholly owned subsidiary of RusnanoMed Invest. In connection with the second tranche of the Initial Closing, we agreed to file certain patent transfer applications and to take certain other related actions which have been completed.

Under the terms of the Tech Transfer Agreement, upon request we have agreed to provide certain development support to NovaMedica and to use commercially reasonable efforts to assist NovaMedica to establish a manufacturing relationship with our third-party manufacturers. We also have agreed to provide NovaMedica with certain manufacturing know-how and support, including making our manufacturing employees available to provide scientific and technical explanations, advice and on-site support that may be reasonably requested by NovaMedica. NovaMedica is required to reimburse us for any out-of-pocket expenses incurred by us in providing this assistance, including travel-related expenses. We estimate that the aggregate out-of-pocket expense of providing such services will be approximately $250,000. In addition, prior to the first commercial sale of a product candidate, we have agreed to sell to NovaMedica sufficient quantities of each product candidate and related compounds to enable NovaMedica to conduct clinical trials of such product candidate in the Covered Territory at cost plus a mark-up in the low double digits, so long as any sale does not reasonably interfere with our own development and commercialization activities.

Concurrently with the signing of the Tech Transfer Agreement, we also entered into a letter agreement with DRI pursuant to which we were obligated to pay DRI a make-whole payment up to a maximum amount of $1.2 million in the event that an independent appraiser’s valuation of certain patent applications assigned to DRI under the Tech Transfer Agreement was less than $1.2 million. The letter agreement provided that such payment would be refunded to us if DRI receives certain capital contribution credits with respect to such patent applications in connection with its investment in NovaMedica. DRI has advised us that the independent appraiser valued the assigned patent applications at more than $1.2 million. As a result, DRI is not entitled to any make-whole payment under the terms of the letter agreement. In addition, we have agreed to indemnify DRI against any claims brought by NovaMedica arising out of or resulting from any breach of specified representations and warranties which we made in the Tech Transfer Agreement up to a maximum amount of $1.2 million, less any payments made to DRI in connection with the valuation of the assigned intellectual property. Our indemnification obligation will expire two years following the first commercial sale of REG1 or our other product candidates in the Covered Territory or six years after the date of the letter agreement, if no such commercial sales have occurred.

The Tech Transfer Agreement also provides that we will enter into a Clinical Development and Collaboration Agreement, a Supply Agreement and certain related agreements with NovaMedica to implement the terms of the Tech Transfer Agreement. In connection with the second tranche of the Initial Closing, we agreed to use commercially reasonably efforts to negotiate, execute and deliver the Clinical Development and Collaboration Agreement on or before May 31, 2013. The Tech Transfer Agreement provides that the Supply Agreement will cover the commercial supply of product candidates and related drug compounds to NovaMedica at cost plus a mark-up in the low double digits.

In accordance with the terms of the Tech Transfer Agreement, in May 2013 we entered into a Clinical Development and Collaboration Agreement, or the Collaboration Agreement, with NovaMedica pursuant to which we agreed to assist NovaMedica in the development and commercialization of our product candidates in the Covered Territory. The Collaboration Agreement requires the formation of several committees consisting of our representatives and NovaMedica representatives to oversee the general development, day-to-day development work and commercialization of our product candidates for the intended field of use in the Covered Territory. All decisions of these committees must be made by unanimous vote, subject to a dispute resolution process. Under the terms of the Collaboration Agreement, the joint committees will determine a development plan for REG1 for its initial indication and any additional significant commercial indications for REG1, as well as for additional product candidates. NovaMedica will have sole responsibility for the costs and expenses of obtaining regulatory approval for our product candidates and for commercializing any approved products in the Covered Territory and will have the right to conduct its own clinical studies in the Covered Territory at its sole expense. NovaMedica also has the right to file applications for approval of our product candidates in the Covered Territory, subject to committee oversight. We have agreed, among other things, to provide NovaMedica with clinical data necessary for it to obtain necessary approvals in the Covered Territory, information relating to applications for regulatory approval of our product candidates, certain commercialization information and to assist NovaMedica in conducting any clinical trials necessary for regulatory approval of our product candidates in the Covered Territory. We also have agreed to provide NovaMedica with certain development know-how and support, including making our clinical development personnel available to provide scientific and technical explanations, advice and on-site support that may be reasonably requested by NovaMedica.

NovaMedica is required to reimburse us for any out-of-pocket expenses incurred by us in providing this assistance, including travel-related expenses. We estimate that the aggregate out-of-pocket expense of providing such services will be approximately $500,000. Pursuant to the Collaboration Agreement, we have agreed to use commercially reasonable efforts to include sites in the Covered Territory in our clinical trial programs for our product candidates at our sole expense. Under the Collaboration Agreement, prior to the first commercial sale of a product candidate in the Covered Territory, NovaMedica will have the right to purchase product candidates and related compounds from us or through us as are reasonable and necessary for it to conduct clinical trials in the Covered Territory at our cost plus a mark-up in the low double digits pursuant to a clinical supply agreement to be entered into within 120 days of the date of the Collaboration Agreement. NovaMedica has agreed to supervise and maintain sales representatives for the commercialization of any product candidates approved for sale in the Covered Territory. Within 90 days of receipt of FDA approval for the use of any product candidate, we are obligated to enter into a commercial supply agreement with NovaMedica for the supply of such candidate on terms to be negotiated by the parties. In the Collaboration Agreement, the parties also agreed to customary terms and conditions, including the ownership and use of intellectual property, rights to information, prosecution of patent rights, rights under third-party agreements, confidentiality and indemnification obligations and mechanisms for the resolution of disputes. The Collaboration Agreement expires on the earlier of three years following the first commercial sale of a product candidate in the Covered Territory or nine years from the date of effectiveness and terminates upon the termination of the Tech Transfer Agreement. NovaMedica also has the right to terminate the Collaboration Agreement at any time at its convenience upon 90 days prior written notice.

We neither paid nor received monies pursuant to the Collaboration Agreement during 2013.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

PROPOSAL 2: RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014

The audit committee has reappointed Grant Thornton LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2014, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by Grant Thornton LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2013	2012
	(In thousands)
Audit fees	$343	$314
Audit-related fees	—	—
Tax fees	13	11
All other fees	—	—

Total fees	$356	$325

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-related Fees

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the heading “Audit Fees” above. No audit-related fees were billed in 2012 or 2013.

Tax Fees

Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

All other fees are fees for products and services other than the services described above. No other fees were billed in 2012 or 2013.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under

Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining Grant Thornton, LLP’s independence and has determined that such services for fiscal year 2013 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of Grant Thornton LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. The Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests; consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every year.

The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers is the most appropriate policy for us at this time. While our executive compensation programs are designed to promote the creation of stockholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters, including, starting with our first Annual Meeting, providing stockholders with the opportunity to ratify the audit committee’s selection of our independent registered public accounting firm, and our executive compensation philosophy, policies and practices.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal. The alternative among one year, two years or three years that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the compensation committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EVERY “1” YEAR ON THE ADVISORY VOTE ON FREQUENCY OF ADVISORY APPROVAL OF EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2015 Annual Meeting

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2015, to the Secretary at Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey 07920, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 14, 2015 nor earlier than the close of business on February 12, 2015; provided, however, that in the event that the date of the 2015 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2014 Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the later of (a) the close of business on the ninetieth (90th) day prior to such annual meeting, or (b) the tenth (10th) day following the day on which we make a public announcement of the date of such meeting. You are also advised to review our Bylaws, which contain additional requirements about advance notice and content of stockholder proposals and director nominations.

Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey, 07920, Attn.: Corporate Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey, 07920, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on April 28, 2014. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2013 and certain other related financial and business information are contained in our 2013 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, we and a number of brokers with account holders who are stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or your broker (if you are a beneficial owner) that we or they, as applicable, will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please notify the Company or your broker. Direct your written request to Regado Biosciences, Inc., 120 Mountain View Boulevard, Basking Ridge, New Jersey, 07920, Attn.: Secretary, or by phone at (908) 580-2100.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ David J. Mazzo, Ph.D.
David J. Mazzo, Ph.D.
Chief Executive Officer

May 5, 2014

Basking Ridge, New Jersey

VOTE BY INTERNET - www.proxyvote.com
REGADO BIOSCIENCES INC. 120 MOUNTAIN VIEW BLVD. BASKING RIDGE, NJ 07920	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors		☐	☐	☐
Nominees
01	David J. Mazzo, Ph.D. 02 Jesse Treu, Ph.D. 03 Andrew J. Fromkin

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain
2	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014;							☐	☐	☐
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement;							☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain
4	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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REGADO BIOSCIENCES INC.

Annual Meeting of Shareholders

June 12, 2014 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David J. Mazzo, Ph. D., Michael A. Metzger and Christopher E. Courts, CPA, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REGADO BIOSCIENCES INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:00 AM, EDT on 6/12/2014, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side